EXHIBIT 10.16

MANAGEMENT AGREEMENT

THIS AGREEMENT is effective as of the 1st day of October, 2005 (the “Effective Date”).

BETWEEN:

I.Q. MICRO INC., a company duly incorporated pursuant to the laws of the state of Colorado, having an office at 500 Australian Avenue, Suite 700, West Palm Beach, Florida, U.S.A., 33401.

(hereinafter referred to as the “Company”)

OF THE FIRST PART

AND:

JOCHRI CONSULT AS, a company duly incorporated pursuant to the laws of Norway, having an office at Spurvestien 24, 3189 Horten, Norway.

(hereinafter referred to as the “Manager”)

OF THE SECOND PART

RECITALS

WHEREAS the Company is a publicly traded corporation in the United States and the parent company, Osmotex A/S is a Norwegian, private corporation holding approximately 85% of the total issued shares of the Company;

WHEREAS Osmotex has developed and patented certain technologies in the field of microfluidics and Osmotex has granted a worldwide, exclusive sales and marketing license to the Company;

WHEREAS the Company has established a wholly-owned subsidiary, IQ Micro (USA) Inc. that functions as the operating business of the Company and this subsidiary shares office space with its parent company in West Palm Beach, Florida;

WHEREAS the Company has requested the assistance of the Manager and in particular, one of its employees, Johnny Christiansen in providing certain management services to the Company and its wholly-owned subsidiary as hereinafter described, and;

WHEREAS the Manager has agreed to provide such assistance and services to the Company in accordance with the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

1.  DUTIES AND DEVOTION OF TIME

1.1  Duties. During the term of this Agreement the Manager shall be responsible for the duties contained in Schedule “A” attached hereto and incorporated herein by this reference (the “Duties’).

1.2  Devotion of Time. The parties hereto acknowledge and agree that the work of the Manager is and shall be of such a nature that regular business hours will not apply to his Duties. The Manager agrees that the consideration set forth herein shall be in full and complete satisfaction for such work and services, regardless of when and where such work and services are performed. The Company agrees that so long as the Manager properly discharges his duties hereunder, the Manager may devote the remainder of his time and attention to other non-competing business and personal pursuits.

1.3  Business Opportunities the Property of the Company. The Manager agrees to communicate immediately to the Company all business opportunities, inventions and improvements in the nature of the business of the Company which, during the term of this Agreement, the Manager may conceive, make or discover, become aware of, directly or indirectly, or have presented to him in any manner which relates in any way to the Company, either as it is now or as it may develop, and such business opportunities, inventions or improvements shall become the exclusive property of the Company without any obligation on the part of the Company to make any payments in addition to the management fee to the Manager.

1.4  No Personal Use. The Manager shall not use any of the work the Manager shall perform for the Company for any personal purposes without first obtaining the prior written consent of the Company.

2.  MANAGEMENT FEES AND INCENTIVE STOCK OPTIONS

2.1  Management Fees. In consideration of the Manager providing the services referred to herein, the Company agrees to pay the Manager a monthly management fee (the “Monthly Management Fee”) of eight thousand dollars, ($8,000.00) U.S.

2.2  Incentive Stock Options. As a condition of this Agreement and to form part of this Agreement as attached Schedule “C”, Johnny Christiansen will be offered and will accept participation in an incentive stock option plan that will provide him with the opportunity to purchase either existing or new shares in the Company on terms acceptable to the Manager.

3.  REIMBURSEMENT OF EXPENSES

3.1  Reimbursement of Expenses. The Manager shall be reimbursed for all reasonable out-of-pocket expenses incurred by the Manager in or about the execution of the Duties contained herein, including without limiting the generality of the foregoing, all reasonable travel and promotional expenses payable or incurred by the Manager in connection with the Duties under this Agreement. All payments and reimbursements shall be made within two (2) weeks of submission by the Manager of vouchers, bills or receipts for such expenses.

4.  CONFIDENTIAL INFORMATION

4.1  Confidential Information. The Manager shall not, either during the term of this Agreement or under the provisions of Section 5.3, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will he use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the company or any confidential information which he may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company, unless the Manager is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

4.2  Non-Disclosure Provisions. The foregoing provision shall be subject to the further non-disclosure provisions contained in Schedule “B” attached hereto and incorporated hereinafter by this reference.

4.3  Provisions Survive Termination. The provisions of this section shall survive the termination of this Agreement for a period of three years.

5.  TERM

5.1  Term. This Agreement shall remain in effect until terminated in accordance with any of the provisions contained in this Agreement.

6.  TERMINATION

6.1  Termination by Manager. Notwithstanding any other provision contained herein, the parties hereto agree that the Manager may terminate this Agreement, with or without cause, by giving ninety (90) days written notice of such intention to terminate.

6.2  Resignation or Cessation of Duties. In the event that the Manager ceases to perform all of the Duties contained herein, other than by reason of Christiansen’s death or disability, or if he resigns unilaterally and on his own initiative from all of his positions this Agreement shall be deemed to be terminated by the Manager as of the date of such cessation of Duties or such resignation, and the Company shall have no further obligations under Section 2 hereof.

6.3  Termination by Company. The Company may terminate this Agreement at any time for just cause without further obligation. In the event of termination for any reason other than for just cause, the Company will continue to pay the management fee under Clause 2.1 for three (3) additional months. Any stock options that have been granted but that have not yet vested shall immediately vest at the date of the final payment, and may be exercised for a period of 30 days only after the final payment.

6.4  Death. In the event of the death of Christiansen during the term of this Agreement, this Agreement shall be terminated as of the date of such death, and the Manager shall be entitled to the termination allowance stated in Section 6.3 hereof.

6.5  Disability. In the event that Christiansen will during the term of this Agreement by reason of illness or mental or physical disability or incapacity be prevented from or incapable of performing the Duties hereunder, then the Manager shall be entitled to receive the remuneration provided for herein at the rate specified hereinbefore for the period during which such illness, disability or incapacity will continue, but not exceeding three (3) successive months. If such illness, disability or incapacity continues or will continue for a period longer than three (3) successive months, then this Agreement may, at the option of the Directors of the Company, forthwith be terminated, and the Manager shall be entitled to the termination allowance stated in Section 6.3 hereof.

6.6  Termination Payments. Any payments made by the Company to the Manager upon the termination of this Agreement shall be made in cash, or, if the Company does not have available funds, in equal monthly cash installments over one year. All payments required to be made by the Company to the Manager pursuant to Section 6 hereof shall be made in full.

7.  RIGHTS AND OBLIGATIONS UPON TERMINATION

7.1  Rights and Obligations. Upon termination of this Agreement, the Manager shall deliver up to the Company all documents, papers, plans, materials and other property of or relating to the affairs of the Company, other than the Manager’s personal papers in regard to his role in the Company, which may then be in the Manager’s possession or under his control.

8.  CLOSING

8.1  Closing Date. This Agreement shall be effective as of October 1, 2005.

8.2  Conditions of Closing. The parties hereto agree that it shall be a condition of the execution of this Agreement that prior to or contemporaneously with the execution of this Agreement:

(a)  this Agreement shall be approved by the Board of Directors of the Company.

9.  NOTICES AND REQUESTS

9.1  Notices and Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

(a)  If to the Company, the registered office in the State of Florida.

(b)  If to the Manager, the office address in Horten, Norway.

or to such other address as the party to receive notice or request so designates by written notice to the others.

10.  INDEPENDENT PARTIES

10.1  Independent Parties. This Agreement is intended solely as a management services agreement and no partnership, agency, joint venture, distributorship or other form of agreement is intended.

11.  AGREEMENT VOLUNTARY AND EQUITABLE

11.1  Agreement Voluntary. The parties acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgment and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of any other party regarding any matters dealt with herein or incidental thereto.

11.2  Agreement Equitable. The parties further acknowledge and declare that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Manager’s rights upon termination and the restrictions on the Manager after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

12.  CONTRACT NON-ASSIGNABLE; INUREMENT

12.1  Contract Non-Assignable. This Agreement and all other rights, benefits and privileges contained herein may not be assigned by the Manager.

12.2  Inurement. The rights, benefits and privileges contained herein, including without limitation the benefits of Sections 2 and 6 hereof, shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.

13.  ENTIRE AGREEMENT

13.1  Entire Agreement. This Agreement represents the entire Agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, among the parties including the Management Agreement between Osmotex AS and Johnny Christiansen. The Manager acknowledges that he was not induced to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

13.2  Previous Agreements Cancelled. Save and except for the express provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the services of the Manager for the Company are hereby terminated and cancelled and each of the parties hereby releases and further discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreements.

14.  WAIVER

14.1  Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other of its or his obligations herein shall be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of either party to complain of any act or failure to act, or to declare the other party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its or his rights herein or of the right to then or subsequently declare a default.

15.  SEVERABILITY

15.1  Severability. If any provision contained herein is determined to be void or unenforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions shall not be affected in any way.

16.  AMENDMENT

16.1  Amendment. This Agreement shall not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.

17.  HEADINGS

17.1  Headings. The headings of the sections and subsections herein are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

18.  GOVERNING LAW

18.1  Governing Law. This Agreement shall be construed under and governed by the laws of the State of Florida and the laws of United States applicable therein.

19.  EXECUTION

19.1  Executive in Several Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of ____________________, 2005.

THE COMPANY

Per:	/s/ Svein Milford
Authorized Signatory

Name:	Svein Milford

Title:	Chairman of the Board

SIGNED by Johnny Christiansen on behalf of	)
the MANAGER in the presence of:	)
)
/s/ Johnny Christiansen	)
Name	)
)
Spurvestien 24)		/s/ Johhny Christiansen
Address	)	JOHHNY CHRISTIANSEN
)
3189 Horten, Norway	)
)
)
Occupation	)
)

SCHEDULE “A”

MANAGER’S DUTIES

1.  On behalf of the Manager, Johnny Christiansen shall be appointed as the Chief Executive Officer of the Company and he shall faithfully, honestly and diligently serve the Company and its subsidiary.

2.  The Manager and Christiansen will create value for the shareholders by managing the overall interests of the Company by professionally performing the functions of Chief Executive Officer.

3.  The Manager and Christiansen shall be responsible for managing the operations of the Company in accordance with the policies and instructions of the Board of Directors.

4.  The Manager’s primary responsibility will be to successfully commercialize the Osmotex technologies on a worldwide basis.

5.  The Manager and Christiansen shall report to the Board of Directors and shall work in close cooperation with the Chief Financial Officer of the Company.

SCHEDULE “B”

NON-DISCLOSURE PROVISIONS

1.  CONFIDENTIAL INFORMATION AND MATERIALS

(a)
“Confidential Information” shall mean, for the purposes of this Agreement, non-public information which the Company designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to released or unreleased Company software or hardware products, the marketing or promotion of any product of the Company, the Company’s business policies or practices, and information received from others which the Company is obliged to treat as confidential. Confidential Information disclosed to the Manager by any subsidiary and/or agents of the Company is covered by this Agreement.

(b)	Confidential Information shall not include that information defined as Confidential Information hereinabove which the Manager can exclusively establish:

(i)	is or subsequently becomes publicly available without breach of any obligation of confidentiality owed to the Company;

(ii)	became known to the Manager prior to disclosure by the Company to the Manager;

(iii)	became known to the Manager from a source other than the Company other than by the breach of any obligations of confidentiality owed to the Company; or

(iv)	is independently developed by the Manager.

(c)
Confidential Materials shall include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.

2.  RESTRICTIONS

(a)
The Manager shall not disclose any Confidential information to third parties for a period of three (3) years following the termination of this Agreement, except as provided herein. However, the Manager may disclose Confidential information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Manager shall give reasonable notice to the Company prior to such disclosure and shall comply with any applicable protective order or equivalent.

(b)
The Manager shall take reasonable security precautions, at least as great as the precautions he takes to protect his own confidential information, to keep confidential the Confidential Information, as defined hereinabove.

(c)
Confidential Information and Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Manager with the Company, and only as provided hereunder.

3.  RIGHTS AND REMEDIES

(a)
The Manager shall notify the Company immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Materials, or any other breach of this Agreement by the Manager, and shall co-operate with the Company in every reasonable manner to aid the Company to regain possession of said Confidential Information or Materials and prevent all such further unauthorized use.

(b)
The Manager shall return all originals, copies, reproductions and summaries of or relating to the Confidential Information at the request of the Company or, at the option of the Company, certify destruction of the same.

(c)
The parties hereto recognize that a breach by the Manager of any of the provisions contained herein would result in damages to the Company and that the Company could not be compensated adequately for such damages by monetary award. Accordingly, the Manager agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.  MISCELLANEOUS

(a)
All Confidential Information and Materials are and shall remain the property of the Company. By disclosing information to the Manager, the Company does not grant any express or implied right to the Manager to or under any and all patents, copyrights, trademarks, or trade secret information belonging to the Company.